Exhibit (p)(2)

HSBC Global Asset Management (USA) Inc. (“AMUS”)
Code of Ethics Policy & Procedures
Version 10
January 2024

No part of this publication may be reproduced, stored in a retrieval system, or transmitted, on any form or by any means, electronic, mechanical, photocopying, recording, or otherwise, without the prior written permission HSBC Global Asset Management (USA) Inc.

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HSBC Global Asset Management (USA) Inc. (“AMUS”)	Version 10
Code of Ethics Policy & Procedures	January 2024

Table of Contents

1	Introduction		4
	1.1	Purpose and Scope	4
		1.1.1. Supervised Persons	4
		1.1.2. Access Persons	4
	1.2	Relationship to Other Procedures	5
	1.3	Definitions and Abbreviations	5
	1.4	Roles and Responsibilities – Areas Impacted	8
	1.5	Retention and Change Management	9
	1.6	Reporting	9
	1.7	Dispensation	9
	1.8	Governing Documents	9
2	Standards of Conduct		11
	2.1	Conflicts of Interest	11
	2.2	General Principles	11
3	Compliance with Securities Laws		13
4	Protection of Material Non-Public Information		14
	4.1	Confidential Client Information	14
	4.2	Material Non-Public Information	14
5	Personal Securities Holdings		15
	5.1	Reportable Securities	15
	5.2	Exempt Securities	15
	5.3	Covered Accounts	15
		5.3.1. “Independent Accounts” (or “Connected Party Accounts”)	16
		5.3.2. Health Savings Account (HSA) Program	16
		5.3.3. HSBC Group Securities and Share Schemes	16
		5.3.4. International Accounts	16
	5.4	Exempt Accounts	16
	5.5	Approved Broker-Dealer Requirement	17
		5.5.1. Exceptions	18
	5.6	Disclosure of Covered Accounts	18
		5.6.1. Employee Conduct Activities (ECA) Platform	19
6	Restrictions on Personal Investing Activities		20
	6.1	Personal Trade Pre-Clearance Procedures	20
		6.1.1. Managed (Discretionary) Accounts	20
		6.1.2. Transactions in Exempt Securities	21
		6.1.3. Transactions in Exempt Accounts	21
	6.2	Prohibited Transactions and Investments	21
	6.3	30 Day Speculative Dealing and Holding Period (30 Day Rule)	21
	6.4	Black Out Period	22
	6.5	Trading in HSBC Group Securities	22

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	6.6	Arrangements with Brokers	23
	6.7	Unreasonable Trading	23
	6.8	Receiving Credit or Special Facilities	23
	6.9	Transactions Likely to Cause Conflict of Interest with Duties to Clients	23
		6.9.1. AMUS Global Credit and Credit Research	23
	6.10	Procuring Other Persons to Trade	24
	6.11	Transactions with Clients	24
	6.12	Transactions in Securities Having an HSBC Group Involvement	24
	6.13	Transactions in “Cryptocurrencies”	24
	6.14	Other Laws, Rules, and Statements of Policy	24
7	Periodic Reporting of Personal Securities Holdings		25
	7.1	Initial Holdings Reports	25
	7.2	Annual Holdings Reports	25
	7.3	Quarterly Transaction Reports	25
8	Outside Business Activities and Private Investments		26
	8.1	Outside Business Activities	26
	8.2	Private Investments	26
9	Gifts, Entertainment and Charitable Giving		28
10	Administration of the Code of Ethics		29
	10.1	Personal Account Dealing Regulatory Compliance	29
	10.2	AMUS Regulatory Compliance Reviews	29
	10.3	Code of Ethics Acknowledgement	29
	10.4	Training	29
	10.5	Investment Company Act Reporting	30
11	Violations of the Code		31
	11.1	Confidentiality	31
	11.2	Types of Reporting	31
	11.3	Apparent Violations	31
	11.4	Retaliation	31
	11.5	Breach Handling	31
	11.6	Sanctions	32
12	Contact Information		33
	12.1	AMUS Regulatory Compliance (RC)	33
	12.2	AMUS Financial Crime Compliance (FCC)	33
	12.3	Personal Account Dealing Regulatory Compliance	33
13	Code Acknowledgment		34
	13.1	Receipt of AMUS Code of Ethics	34
14	Revision History		37
15	Document Control		42
	15.1	Owner’s Organizational Hierarchy	42

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1	Introduction

HSBC Global Asset Management (USA) Inc. (“AMUS”) is an investment adviser registered with the United States Securities and Exchange Commission (“SEC”) to engage in investment advisory business with U.S. investors, and to provide investment advisory services to SEC Registered Investment Companies (“RIC”), i.e. U.S. Mutual Funds: the HSBC Funds.

SEC Rule 204A-1 (the “Rule”) under the Investment Advisers Act of 1940 (the “Advisers Act”), as amended, requires all registered investment advisers to establish, maintain and enforce a written code of ethics that sets forth standards of business conduct and that require compliance with Federal Securities laws. This document contains the AMUS Code of Ethics Policy and Procedures (the “Code”) for AMUS and its Covered Persons (defined). The Code is based on the principle that AMUS and its officers, directors, and employees have a fiduciary duty to place the interests of clients first and to conduct all personal securities transactions in accordance with the requirements of the Code, in compliance with federal securities laws and in a manner that avoids actual or potential conflicts of interest and does not otherwise take inappropriate advantage of a client relationship or abuse a position of trust and responsibility in respect of a client. The Code is supplementary to Covered Persons’ obligations to comply with HSBC Group and AMUS policies and procedures, as applicable.

1.1	Purpose and Scope

This Code applies to all Access Persons of AMUS (defined below), referred to throughout as Covered Persons.

1.1.1.	Supervised Persons

AMUS’s supervised persons includes any employees, partners, officers, directors (or other persons occupying a similar status or performing similar functions) as well as any other persons that provide advice on the investment adviser’s behalf and are subject to the investment adviser’s supervision and control.

1.1.2.	Access Persons

An access person is a supervised person who has access to non-public information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. A supervised person who has access to non-public information regarding the portfolio holdings of any reportable fund (i.e. HSBC Funds) is also an access person.

The following personnel are considered to be Access Persons and therefore subject to the Code:

1.	All employees, officers, directors of AMUS (including outside directors), and their personal assistants/secretaries.
2.	All functional staff belonging to the following departments supporting AMUS with access to AMUS non-public information:
a.	Regulatory Compliance
b.	Financial Crime Compliance

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c.	IT
d.	Legal
3.	Staff belonging to Global Service Centers (GSC) and Centers of Excellence (COE) supporting AMUS with access to AMUS non-public information, as applicable
4.	All consultants, contingent workers, and secondees assigned to AMUS for 30 days or more.
5.	Any other HSBC employee who has access to non-public information regarding clients’ purchase or sale of securities, or is involved in making securities recommendations to clients or who has access to such recommendations that are non-public, or who has access to non-public information regarding the portfolio holdings of any reportable fund, and who is informed by AMUS Regulatory Compliance (“AMUS RC”) that he or she is an Access Person.

Personnel who are not supervised by the AMUS are not considered Covered Persons and are excluded from the requirements of the Code.

1.2	Relationship to Other Procedures

This procedure is one part of a multi-part workflow. The processes that precede and follow this procedure, as applicable, are identified in the following table.

Prerequisite Procedure Title	Owner	Location
AMUS Compliance Manual	AMUS Compliance	T:\AMG\Special\AMUS\Complianc e_GeneralInfo
AMUS Conflicts of Interest Policy	AMUS Business Management	AMUS Conflicts of Interest - All Documents (global.hsbc)
1.3	Definitions and Abbreviations
1.	Access Person: An access person is a supervised person who has access to non-public information regarding clients’ purchase or sale of securities, is involved in making securities recommendations to clients or who has access to such recommendations that are non-public. A supervised person who has access to non-public information regarding the portfolio holdings of affiliated mutual funds (i.e. HSBC Funds) is also an access person. Please refer to Section 1.1 for more detail.
2.	Advisory Client: Any client (including mutual funds, closed-end funds, and managed accounts) for which AMUS serves as an investment adviser, sub-adviser, and renders investment advice or makes investment decisions.
3.	AMUS: HSBC Global Asset Management (USA) Inc.
4.	Beneficial Ownership: Any interest in a security for which an Access Person or any member of his or her immediate family sharing the same household can directly or indirectly receive a monetary (“pecuniary”) benefit. The term shall be interpreted in the same manner as it would be under Rule 16a-1(a)(2) of the Securities Exchange Act of 1934, as amended (the “1934 Act”). Accordingly, a person will generally be considered the beneficial owner of a security if that person has the right to enjoy a direct or indirect economic benefit from the ownership of the

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security. For example, a person is normally regarded as the beneficial owner of securities held in (a) the name of his or her spouse, domestic partner, minor children, or other relatives living in his or her household, (b) a trust, estate, or other account in which he or she has a present or future interest in the income, principal or right to obtain title to the securities, or (c) the name of another person or entity by reason of any contract, understanding, relationship, agreement or other arrangement whereby he or she obtains benefits substantially equivalent to those of ownership.
5.	Block chain: distributed ledger technology, which enables recordkeeping of shared information by multiple parties without any one party having to trust any other party’s record keeping integrity. A block chain is a shared, immutable and continuously reconciled ledger that is hosted by many users in many different locations. Each “block” of information is stored in every link of the “chain”. A well-known application of block chain is cryptocurrency.
6.	Code: The AMUS Code of Ethics Policy and Procedures.
7.	Covered Person: Includes all Access Persons of AMUS as defined above, and as the term is understood under Rule 204A-1 of the Investment Advisers Act of 1940.
8.	Covered Security: A security for which pre-clearance is required to be submitted prior to executing
9.	Cryptocurrency: (see also “virtual currency”) a form of virtual currency that uses block chain technology and is operated on a decentralized network of computers. Cryptocurrencies are generally not issued by any government or central authority. The term is derived from the encryption techniques that are used to secure the network, and is often used interchangeably with “crypto coin”, “crypto asset”, “virtual currency”, “altcoin”, “bitcoin” and “token”, although their meanings vary.
10.	ECA: Employee Conduct Activity platform – The website used to facilitate outside business activity and trade association disclosure and supervisory approval.
11.	Personal Account Dealing System: The website used to facilitate personal trade requests and supervisory approvals, and other employee disclosures.
12.	Federal Securities laws: Includes the Securities Act of 1933, as amended; the Securities Exchange Act of 1934, as amended; the Sarbanes-Oxley Act of 2002; the Investment Company Act of 1940, as amended; the Investment Advisers Act of 1940, as amended; Title V of the Gramm-Leach-Bliley Act of 1999, any rules adopted by the U.S. Securities and Exchange Commission (the “SEC”) under any of these statutes; the Bank Secrecy Act as it applies to funds and investment adviser; and any rules adopted thereunder by the Commission or the Department of Treasury.
13.	FIM: Functional Instruction Manual. These are HSBC’s global function and global business policies and procedures, which define the minimum control requirements that must be adopted throughout the Group.
14.	Fund: Any Advisory Client that is registered as an investment company under the Investment Company Act of 1940.
15.	Group: HSBC Holdings plc and its subsidiaries, collectively.

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16.	HSBC Group Securities: Any Securities (and related investments in Securities) issued by any member of the HSBC Group, together with ADRs, Warrants, Options and other derivatives.
17.	Immediate Family: The term shall be interpreted in the same manner as it would be under Rule 16a-1(e) of the 1934 Act. Accordingly, any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, domestic partner, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.
18.	Investment Personnel: Any AMUS employee who in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of securities by Advisory Clients.
19.	Outside Director: Any AMUS Board director who is not employed by AMUS. An Outside Director will be considered a statutory Access Person of AMUS.
Generally, non-employee directors would not have access to (1) non-public information regarding any clients’ purchase or sale of securities; (2) non-public information regarding the portfolio holdings of any reportable fund nor are they involved in making securities recommendations to clients; or (3) have access to any such research or investment recommendations that are non-public.
However, since providing investment advice is AMUS’s primary business, the rule states that “all of your directors, officers and partners are presumed to be access persons.” As such, all directors, including non-employee directors, are presumed to be Access Persons and thus are subject to the requirements of 204A-1.
20.	PAD: Personal Account Dealing
21.	Reportable security: A security as defined in section 202(a)(18) of the Securities Act of 1933, except that it does not include: (i) Direct obligations of the Government of the United States; (ii) Bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; (iii) Shares issued by money market funds; (iv)Shares issued by open-end funds other than reportable funds; and (v) Shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are reportable funds.
22.	Reportable fund: (i) Any fund for which you serve as an investment adviser as defined in section 2(a)(20) of the Investment Company Act of 1940 (i.e., in most cases you must be approved by the fund’s board of directors before you can serve); or (ii) Any fund whose investment adviser or principal underwriter controls you, is controlled by you, or is under common control with you. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act of 1940.
23.	Security: Shall be interpreted in the same manner as it would be under Section 202(a)(18) of the Securities Act of 1933. Accordingly, any note, stock, treasury stock, share of open-or closed-end investment company including ETFs, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, pre-organization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the

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value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a security, or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any security. For purposes of this Code, the term Security does not include: Securities issued by the Government of the United States, bankers’ acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements, commodities, futures and options traded on a commodities exchange, including currency futures. However, futures and options on any group or index of Securities are considered Securities.
24.	Supervised Person: Any employees, partners, officers, directors (or other persons occupying a similar status or performing similar functions) as well as any other persons that provide advice on the investment adviser’s behalf and are subject to the investment adviser’s supervision and control.
25.	Token: a form of block chain-based cryptocurrency. Tokens are programmable assets that are often designed to be used on a proprietary platform, but may also be held or traded like other cryptocurrency. Tokens are usually created and given out through an “Initial Coin Offering” (ICO), much like a stock offering.
26.	Virtual currency: a digital representation of value that can be electronically traded and functions as a medium of exchange, a unit of account or a store of value, but that generally does not have legal tender status in any jurisdiction. Virtual currency is generally not issued or guaranteed by any government or country and fulfills the above functions only by agreement within the community of users of the virtual currency. Virtual currency is distinct from “fiat” currency, “electronic money” and “e-money”. With respect to U.S. securities laws, if a virtual currency has functions or features in addition to/other than being a medium of exchange or store of value, it could be a “security” under certain circumstances.[1]

1.4	Roles and Responsibilities – Areas Impacted

The names and/or departments listed in the following table all have some responsibility related to this procedure. Whenever this procedure is changed, these names and departments need to be informed.

Department / Team
All Covered Persons (a.k.a. Access Persons of AMUS)
AMUS Compliance
Personal Account Dealing Regulatory Compliance

1 The term “security” includes an “investment contract” as well as other instruments. The Howey Test refers to the U.S. Supreme Court case for determining whether a transaction qualifies as an “investment contract,” and therefore would be considered a security and subject to disclosure and registration requirements under U.S. securities laws. The test applies to any contract, scheme, or transaction. If transactions qualify as “investment contracts”, those transactions are considered securities and would therefore be subject to U.S. securities laws. Certain cryptocurrencies and initial coin offerings (ICOs) may be found to meet the definition of an “investment contract” under the Howey Test. (see SEC.gov | Framework for “Investment Contract” Analysis of Digital Assets)

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1.5	Retention and Change Management

AMUS Compliance is responsible for maintaining version series, requests for changes, other supporting documentation, and approvals of this procedure.

The owner of this procedure is responsible for the retention of this version for a period of seven years from cancellation or revision as outlined in the Group Standards Manual.

1.6	Reporting

The Code of Ethics Policy will be part of a comprehensive list of all approved AMUS Compliance procedures.

1.7	Dispensation

This Code of Ethics Policy is under the authority of AMUS Compliance. Management expects all Covered Persons to comply with it. If a Covered Person should wish to seek an exception from Code of Ethics Policy, the Covered Person seeking an exception shall formally request a dispensation in writing. AMUS Compliance shall review and grant any dispensations on a case-by-case basis, if warranted.

A formal action and monitoring plan must be in place to support resolution within the six-month time frame.

Requests for dispensation where compliance is expected to exceed six months shall be granted for no longer than one year from the date of approval. Dispensation requests must be supported with action plans that will get the exception item into compliance within the one-year time frame. The business executive approving the dispensation must acknowledge and accept the risk it poses to his/her business and to HSBC.

1.8	Governing Documents

Where applicable, all documents that govern this procedure or provide guidance to this documented process are to be listed in this section. This includes the Functional Instruction Manuals (FIM), Desk Instruction Manuals (DIM), Business Instruction Manuals (BIM), particular policies or standards, and internal or external regulations.

The following documents provide guidance or detail requirements related to this procedure. This procedure adheres to all the pertinent specifics outlines in these documents.

Title	Section/ Ref #	Location
Investment Advisers Act of 1940	204A-1	CFR 275.204A-1
Investment Company Act of 1940	17j-1	CFR 270.17j-1
AMUS Compliance Manual		T:\AMG\Special\AMUS\Compl iance_GeneralInfo

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Global Principles, Policies and Procedures
➢ Non-Financial Risk Policies
Regulatory Compliance, B.4 Conflicts of Interest (including Personal Account Dealing) and related addenda	HSBC Home > Global Policies and Procedures
Regulatory Compliance, Market Conduct	HSBC Home > Global Policies and Procedures
Regulatory Compliance, Information Barriers and Need to Know Requirements	HSBC Home > Global Policies and Procedures
Financial Crime , Global Financial Crime Policy; Appendices: Global Financial Crime Policy Standards	HSBC Home > Global Policies and Procedures
➢ Global Business Procedures
WPB, Asset Management, B.6.2 Control of Information	HSBC Home > Global Policies and Procedures
➢ Cross-GB/GF Procedures
Regulatory Compliance, Personal Conflicts, Outside Activities and Personal Account Dealing	HSBC Home > Global Policies and Procedures
Regulatory Compliance, Appendices, Geography Specific Requirements	HSBC Home > Global Policies and Procedures
Regulatory Compliance, Guidance, Line Manager Guidance	HSBC Home > Global Policies and Procedures
HR, Mandatory HR First Line Procedures, Managing, Employee recognition and personal conduct procedure; Managing Personal Conduct Cases (PCC)	HSBC Home > Global Policies and Procedures HR Direct > Managing Personal Conduct Cases (PCC)

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2	Standards of Conduct

All Covered Persons are responsible for, and have agreed to, as a requirement of their employment with and identification as access person of AMUS, to be familiar with, and comply with the Code. In addition, Covered Persons are expected to be familiar with and comply with HSBC Group and AMUS policies and procedures as they apply to the business function(s) they engage in. Furthermore, Covered Persons have a fiduciary obligation to act in the best interest of the client at all times. To that end, AMUS requires Covered Persons to conduct all business dealings in an ethical fashion and to abide by not only the technical requirements of the Code, but also to the spirit in which it is intended. When in doubt, Covered Persons should seek advice from supervisors or other appropriate personnel, or the Compliance Department.

2.1	Conflicts of Interest

When dealing with investment advisory clients and services, Covered Persons should fully disclose all material facts concerning any conflicts of interest that exist or arise. A conflict of interest may arise when a person or firm has an incentive to serve one interest at the expense of another interest or obligation. Examples of conflicts may include acting on an investment opportunity for oneself instead of the client, or accepting a gift, entertainment, or other advantage that could influence an investment decision.

2.2	General Principles

Persons covered by the Code must adhere to these general principles as well as comply with the Code’s specific provisions

●	Covered Persons must not deal, relay or procure, advise or cause any other person to deal, in any investment in relation to which he/she has acquired unpublished price sensitive information, or in any investments related thereto.
●	Covered Persons must not deal, or procure, advise, or cause any other person to deal, on the basis of confidential information that is in his or her possession as a result of his or her employment with AMUS.
●	Covered Persons must not engage in front running (trading ahead of) a non-executed working customer order;
●	Covered Persons must not engage in front running (trading ahead of) the publication of a research report; and,
●	Covered Persons must not collude with others for the purpose of creating trading volume/price movement.
●	Covered Persons must not deal in circumstances that present or may present a conflict of interest with AMUS’ clients.
●	Covered Persons must not deal if such dealing could potentially commit the employee to a financial liability which could not easily be met from readily available funds or which over-extends the employee’s financial resources.

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●	Covered Persons must not deal if such dealing could adversely affect the employee’s financial stability, good standing, reputation or best interests of AMUS or the HSBC Group.
●	Covered Persons must not deal in circumstances that affect his or her duties to AMUS.
●	Covered Persons must observe the spirit of these principles and any applicable regulatory requirements or legislation.
●	Covered Persons who have knowledge of a violation of the Code must immediately report the matter, anonymously or directly to a Compliance Officer or member of the local management committee and ultimately to the Chief Compliance Officer. AMUS will confidentially investigate all such reports as possible. Adverse action will not be taken against an employee because he or she, in good faith, reports or participates in the investigation of a violation of this policy. Failure to report a violation of the Code pursuant to this policy may result in disciplinary action, up to and including discharge.

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3	Compliance with Securities Laws

Covered Persons are required to abide by all applicable U.S. federal securities laws. Policies concerning these securities laws are discussed in other manuals and guides published by AMUS. Among other restrictions, Covered Persons are not permitted, in connection with the purchase or sale, directly or indirectly, of a security held or to be acquired by a client to:

●	Defraud a client in any manner
●	Mislead a client, including by making any statement that omits material facts
●	Engage in any act, practice or course of conduct that operates or would operate as a fraud or deceit on a client
●	Engage in any manipulative practice with respect to a client
●	Engage in any manipulative practice with respect to securities, including market- or price-manipulation
●	Favor the interests of one client over another client
●	Engage in front running, and/or profit personally, directly or indirectly, as a result of knowledge about a security or a transaction

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4	Protection of Material Non-Public Information
4.1	Confidential Client Information

In the course of normal business activities, Covered Persons may receive confidential information concerning clients and potential clients. To maintain client confidence and trust, this information must be handled with integrity and discretion. As a general rule, confidential information pertaining to a client of AMUS should never be communicated to anyone other than the authorized individual(s) of AMUS who need to know, and where appropriate, to the participants involved in a specific transaction.

A judgment concerning who needs to know about particular client information depends on the facts and circumstances, and should be discussed by the Covered Person with his or her supervisor or the Compliance Department as appropriate. Examples of persons within AMUS who may need to know include senior management and compliance staff. In the event confidential client information is communicated, the recipient of the information should be advised of its confidential nature, that it is given solely for the purpose of fulfilling his or her responsibilities with the client, and that it is not to be disclosed in any other form to any other person.

4.2	Material Non-Public Information

In accordance with insider trading laws, SEC rules, and HSBC Group and AMUS policies and procedures, Covered Persons may not transact in a security while in the possession of material non-public information about the security. Additionally, Covered Persons may not disseminate or tip such information to others who may trade the security. Material non-public information includes any information that a reasonable investor would consider in making an investment decision. Non-public information is information that has not been disseminated in a manner that would make it generally available to investors. A Covered Person who has reason to believe that he or she, or a customer, is in possession of material non-public, or non-public information should contact the AMUS Compliance Department immediately, prior to taking any action.

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5	Personal Securities Holdings

All personal account dealing (PAD) activity must be conducted in consultation with the Non-Financial Risk FIM, Regulatory Compliance, B.4 Conflicts of Interest (including Personal Account Dealing and Outside Activities), Mandatory Procedures, and relevant Geography Specific Requirements.

Holdings include those securities in which a Covered Person has any direct or indirect Beneficial Ownership interest, as defined in this Code.

5.1	Reportable Securities

A reportable security is subject to the reporting requirements set forth under Section 7 of the Code. Reportable securities are:

(1)	Any security, as defined in Section 1;
(2)	Any reportable fund, as defined in Section 1;
(3)	Any other security not exempt by the Code or relevant US addenda to the Personal Account Dealing FIM (for avoidance of doubt, please consult your Compliance Department)
5.2	Exempt Securities

The Rule considers all securities reportable with the exception of the securities listed below. These securities are exempt from transactions and holdings reporting requirements set forth in Section 7 of this Code. These securities are also exempt from trade pre-clearance and holding period requirements set forth in Section 6 of this Code. However, trading activity in these securities must be conducted at one of the approved broker-dealers.

●	Direct obligations of the Government of the United States;
●	Bankers’ acceptances, bank certificates of deposit, commercial paper, and high quality short-term debt instruments, including repurchase agreements;
●	Shares issued by money market funds, including those advised by AMUS or its affiliates;
●	Shares issued by open-end funds other than reportable funds;
●	Shares issued by unit investment trusts (UIT) that are invested exclusively in one or more unaffiliated open-end funds.
5.3	Covered Accounts

This Code applies to any account belonging to a Covered Person, member of their Immediate Family sharing the same household, or unrelated person in which a Covered Person has Beneficial Ownership, and/or influence, discretion, or control, either directly or indirectly, over investments or investment decisions, including but not limited to: individual and joint accounts, partnerships, power of attorney, personal- or family-owned/operated business accounts, Individual Retirement Accounts (“IRA”) and other self-directed retirement accounts, trusts or estates in which the employee, as Trustee or Executor, exercises investment discretion, herein referred to as “Covered Accounts”.

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Note: “Influence, discretion or control” means any account for which the employee, or the employee’s spouse or domestic partner or dependents subject to the Policy have an ability to prompt, induce or otherwise effect transactions in the account. “Influence, discretion or control” encompasses a wide variety of factual situations.

5.3.1.	“Independent Accounts” (or “Connected Party Accounts”)

An account held solely in the name of a member of the Covered Person’s Immediate Family sharing the same household as the Covered Person, whereby the independent account holder has an independent source of income or assets and in which the Covered Person has no financial control. Such accounts are subject to the provisions of this Code.

New Independent Accounts must be opened and maintained at one of the approved brokers. See “Approved Broker Dealer Requirement” for details.

5.3.2.	Health Savings Account (HSA) Program

Employees who participate in HSBC’s Health Savings Account (HSA) Program may elect to open a self-directed investment account with UMB Financial Services if they maintain a balance in their HSA savings account in excess of $1,000. These investment accounts are exempt from disclosure and reporting requirements of the Code, as the plan only permits investing in unaffiliated open-end mutual funds.

If an employee elects to open an HSA plan outside of HSBC’s HSA Program, any self-directed investment account opened in connection with such a plan at a broker other than UMB Financial Services is subject to all requirements as applicable in this Code and Group policy.

5.3.3.	HSBC Group Securities and Share Schemes

Employees participating in any of HSBC’s Group share plans (e.g. ShareMatch, UK Sharesave, Deferred Share Awards, MRT Share Awards) should refer to the Mandatory Procedures and Geography Specific Requirements for disclosure and reporting requirements.

Should you have any further questions, please contact AMUS Compliance.

5.3.4.	International Accounts

AMUS Covered Persons are permitted to hold international accounts, provided:

●	The account is disclosed in accordance with the provision of this Code;
●	All transactions are executed in accordance with the provisions of this Code;
●	Copies of quarterly statements are forwarded to the US PAD team by the Covered Person;
●	If statements are in a language other than English, the Covered Person is responsible for providing an English language translation; and
●	U.S. listed securities may not be traded or held in the account.
5.4	Exempt Accounts

The following types of accounts are exempt or excluded from the provisions of this Code, with the exception of certain disclosure requirements outlined below:

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●	401(k) and 403(b) retirement plan accounts that only holds open-end mutual funds (other than exchange traded funds)
●	Accounts held directly at mutual fund companies (mutual fund only accounts)
●	Accounts held directly at 529 college savings plans
●	Variable annuity contracts;
●	Accounts opened with Treasury Direct;
●	Annuities, traditional CDs, checking and savings accounts provided the accounts do not allow for the execution of securities transactions;
●	Company sponsored stock purchase plan accounts where company stock is the only asset that can be held in the account;
●	Dividend Reinvestment Plan accounts (DRIP’s);
●	Transactions elected pursuant to an automatic investment plan, including purchases of shares of open-end investment companies advised by AMUS through automatic payroll deduction.
●	Purchases of Securities by exercise of rights issued to the holders of a class of Securities pro rata, to the extent they are issued with respect to Securities of which you have Beneficial Ownership.
●	Acquisitions or dispositions of Securities as the result of a stock dividend, stock split, reverse stock split, merger, consolidation, spin-off or other similar corporate distribution or reorganization applicable to all holders of a class of Securities of which you have Beneficial Ownership.

On a case-by-case basis when no abuse is involved a Compliance Officer may exempt a specific transaction from certain provisions of the Code except the provisions set forth under Sections 5.6 and 7.

5.5	Approved Broker-Dealer Requirement

HSBC U.S. policy requires Covered Persons to maintain their self-directed (non-discretionary) covered accounts with one of the following approved designated brokers:

HSBC Securities (USA) Inc.	Ameriprise	Charles Schwab
CitiGroup	E*Trade	Fidelity Investments
Interactive Brokers	JP Morgan Chase	JP Morgan Private Bank
JP Morgan Securities	LPL Financial	Merrill Lynch
Morgan Stanley	Raymond James	RBC
TD Ameritrade	UBS	Vanguard Brokerage Services

In addition to maintaining a managed account, US PAD Operations has included the following robo-advisors as permissible.

Approved Robo-Advisors
ACORNs	Betterment	Ellevest
Fidelity Go	JP Morgan Automated Investing	Marcus @ Goldman
Morgan Stanley Access Investing	Nutmeg	Schwab Intelligent Portfolio
Titan	Wealthfront Advisors	Wealth Simple

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If you wish to invest in a robo-advisor type account that is not included in the list above, please contact the US PAD Operations Team.

NOTE: When opening an account with one of the above Designated Broker Dealers, the account owner - whether a Covered Worker or Connected Party - MUST disclose their association with HSBC. In doing so, the account will be included in the automated feed of trading activity sent to HSBC. You must disclose your accounts on the relevant Personal Account Dealing System promptly after one of the above Designated Broker Dealers gives you an Account Number. Failure to disclose this information may be considered a breach of the Policy and subject the employee to disciplinary action.
5.5.1.	Exceptions

An exception to the ‘Approved Broker-Dealer Requirement’ exists for Managed accounts only after the required documentation is reviewed and approved by Compliance. The Firm where the managed account is maintained will be required to furnish Compliance with duplicate confirmations and statements.

5.6	Disclosure of Covered Accounts

Covered Persons are required to disclose all covered accounts via the appropriate Personal Account Dealing System immediately upon opening the account. New employees are required to transfer any/all non-exempt accounts held at a broker-dealer outside of the approved broker-dealer list to an approved broker-dealer within 90 days from hire date.

For spouses or other persons who by reason of their employment are required to conduct their securities or other financial transactions in a manner inconsistent with this Policy, employees should contact Compliance for guidance. An example of this could occur when an employee’s spouse is employed by another financial institution.

Upon receiving notification of the opening of an account, the Compliance Department will do either of the following:

●	For an account held at one of the designated brokers, arrange for the account to be added to the automated feed of trade data and statements; or
●	For accounts opened at “non-approved” firms, send a 407 letter to the Firm and arrange for duplicate trade confirmations and statements to be sent to the PAD Operations Team.

The Personal Account Dealing System is also used to facilitate:

●	Disclosure of personal securities accounts;
●	Disclosure of private investments/private securities transactions (PIs);
●	Supervisory approval and Compliance review of trades and PIs; and
●	Attestation of disclosures and compliance with applicable policies.

Employees are required to disclose in the appropriate Personal Account Dealing System all accounts and PIs covered by the Policy immediately upon joining and throughout their employment with the Firm,

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including during the Annual Certification Process. Participation in these activities/investments cannot commence until supervisory approval is received and the disclosures reviewed by Compliance.

5.6.1.	Employee Conduct Activities (ECA) Platform

The ECA platform is a web-based portal specifically used to facilitate disclosure and approval of employees’ outside business activities (OBAs), personal connection conflicts, and trade associations (TA).

Employees are required to disclose in ECA all OBAs, Personal Conflicts, and TAs covered by the Policy immediately upon joining and throughout their employment with the Firm, including during any annual attestation process. Participation in these activities cannot commence until supervisory approval is received and the disclosures reviewed by Compliance.

Link to ECA: https://gfeu-x02.appiancloud.com/suite/sites/eca

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6	Restrictions on Personal Investing Activities
6.1	Personal Trade Pre-Clearance Procedures

Covered Persons must submit pre-clearance requests for transactions in reportable securities, reportable funds, and any other type of investment the Code requires (together, “covered securities”), and follow subsequent instructions received through the relevant Personal Account Dealing System. If instructed, the Covered Person will await pre-approval from their supervisor and AMUS RC to trade in covered securities in accounts which they have Beneficial Ownership, including Independent Accounts. Following pre-clearance, Covered Persons may purchase or sell a covered security only if:

1.	Prior approval is obtained from the appropriate approver(s) via the relevant Personal Account Dealing System;
2.	The trade is executed by the close of business on the following business day after pre-approval is given; and
3.	Compliance Department and/or appropriate approver(s) have not rescinded such approval and have communicated the withdrawal of the approval prior to execution of the transaction.

Trade approval is only valid until close of business on the business day following approval (Approval day +1). Accordingly, GTC (good till cancelled) orders are prohibited. If a trade is not executed or is partially executed by the close of the following business day, a new pre-clearance request must be submitted.

Any authorized signatory (including the AMUS Compliance Officer) may, despite the procedure for pre-clearance outlined above, refuse to authorize any transaction or require that the number of transactions being undertaken by the Covered Person be reduced if in his/her opinion, such transactions:

1.	Involve a security that is being purchased, sold, or under consideration by the Advisory Client, or presently held by the Advisory Client;
2.	The AMUS Chief Compliance Officer or delegate has deemed, in his or her best judgment, the Investment Personnel is or may be privy to material non-public information concerning the security;
3.	Affect the Covered Person’s contribution to the work of the Covered Person’s Department or placing undue burden on dealing staff for any other reason;
4.	Is otherwise prohibited under any internal policies of the Company

In the absence of an employee’s supervisor, the employee should contact AMUS Compliance to request an alternate approver. .

6.1.1.	Managed (Discretionary) Accounts

Transactions in Managed Accounts are excluded from pre-clearance requirements of the Code, provided:

a.	the account is managed by a registered investment adviser;
b.	no communication between the investment adviser and the employee with regard to specific investments is permitted to occur prior to execution;

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c.	unsolicited orders will not be accepted; and
d.	the employee provides Compliance with a copy of the Managed Account Agreement for review and approval.

Periodic discussions pertaining to asset allocation and the performance of the account are acceptable.

6.1.2.	Transactions in Exempt Securities

Transactions in Exempt Securities (defined) are excluded from pre-clearance requirements of the Code.

6.1.3.	Transactions in Exempt Accounts

Transactions in Exempt Accounts (defined) are excluding from pre-clearance requirements of the Code.

6.2	Prohibited Transactions and Investments

The Code prohibits the following types of transactions and investments:

●	Short selling
●	Writing (selling) of uncovered (or “naked”) options, where the seller does not have a position in the underlying security
●	Establishing an Option / Futures position within 30 calendar days of the expiration date of the contract
●	Investments made in connection with an Initial Public Offering (“IPO”) including those that are issued as part of an offshore public offering of a new issue
●	Investments made in connection with a Secondary Public Offering (follow-on offering) where HSBC acts in the capacity of underwriter
●	Trading in any derivative instrument of any HSBC Group security
●	Equity based ETF stripping
●	Participating in Initial Coin Offerings (“ICO”); purchase of virtual or cryptocurrency derivatives; participating in coin mining.
6.3	30 Day Speculative Dealing and Holding Period (30 Day Rule)

The 30 Day Rule shall be interpreted in the same manner as it would be under the U.S. Addendum to the Group Conflicts of Interest (including Personal Account Dealing) FIM. Covered Persons must hold a covered security for at least 30 days before selling it (last-in, first-out), and not purchase a covered security for at least 30 days after selling it (last-out, first-in). For example, for execution of a buy order on 1 March 2018, the earliest possible execution of the sell order is 31 March 2018.

●	Dealing must be for normal investment reasons and short term speculative dealings are not permitted.
●	Exempt securities as defined in the Code are not subject to the 30-day hold period, but may be subject to other resale restrictions imposed as a condition of purchase (e.g. mutual fund frequent trading limitations).
●	A derivative transaction must not be used to circumvent the 30 Day Rule.

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EMPLOYEES SHOULD CONSIDER THE HOLDING PERIOD REQUIREMENT WHEN FORMULATING AN INVESTMENT STRATEGY. EXCEPTIONS TO THE HOLDING PERIOD GENERALLY WILL NOT BE GRANTED DUE TO THE POOR MARKET PERFORMANCE OF A SECURITY AFTER IT IS TRADED.

Exceptions to the 30 Day Rule will be considered on a case-by-case basis and may be granted under exceptional circumstances such as an unanticipated significant change in the personal financial circumstances of the employee. In addition, the employee has to provide reasonable proof that the transaction does not create a conflict of interest between his/her professional responsibilities and personal trading activity.

Requests for exceptions should be made in writing (via email) to the employee’s supervisor and to the AMUS Compliance Department. Under no circumstance should an employee sell or buy a Covered Security prior to the completion of the holding period without first obtaining written approval from both the employee’s supervisor and Chief Compliance Officer (or designee).

6.4	Black Out Period

All Covered Persons are subject to the following black out period.

1.	A Covered Person may conduct personal transactions subject to the following condition:
a.	Covered Persons are restricted from purchasing or selling a Security (or related Security) on the same day that same Security has been executed, or is pending/under consideration for an Advisory Client.
b.	A review of any purchase or sale of any Security or related Security by a Covered Person transacted 7 days before or after a trade for an Advisory Client in the same or related Security will be conducted by AMUS Compliance to determine whether such transaction occurred independent of any trade for the Advisory Client.
2.	The blackout period is subject to the following exceptions:
a.	The blackout period shall not apply to any purchase or sale of a Security for any Advisory Client if such transaction was initiated by a client and is not an investment decision or recommendation.
b.	The blackout period shall not apply to transactions in equity Securities having a market capitalization in excess of $5 billion.
c.	The blackout period shall not apply to any purchase or sale of shares of open-end investment companies (except those advised by AMUS or its affiliates).
d.	In certain circumstances, with approval from a Compliance Officer, exceptions may be granted to the blackout period.
6.5	Trading in HSBC Group Securities

Unless classified as a “restricted person,” as defined by the Group Secretary, employees are permitted to invest in the securities of HSBC provided they do not have any material non-public information about HSBC. Transactions in the publicly traded securities of HSBC are subject to trade pre-clearance and holding period requirements as detailed in the Code. Employees may not execute a trade in any derivative instrument of any Group securities at any time (with the exception of employee option plans

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operated by the Group). This restriction includes, but is not limited to, the purchase or sale of equity option contracts.

6.6	Arrangements with Brokers

Covered Persons may not engage, and may not permit any other person or entity to engage, in any purchase or sale of publicly traded Securities of which a Covered Person has, or by reason of the transaction will acquire, Beneficial Ownership, except through a registered broker-dealer.

6.7	Unreasonable Trading

Covered Persons must not undertake any transaction which:

1.	commits a Covered Person to a financial liability which Covered Person is not able to meet from readily available funds or otherwise which is not commensurate with, or over-extend, Covered Person’s financial resources,
2.	may affect a Covered Person’s good standing and reputation of that of AMUS or the HSBC Group; or
3.	reduces a Covered Person’s contribution to the work of Covered Person’s department and/or affects Covered Person’s duties to AMUS or its Advisory Clients.

A Compliance Officer reserves the right, in any event, to require an employee to close out or reverse a transaction.

6.8	Receiving Credit or Special Facilities

Covered Persons must not request or accept from a broker, any credit or special trading facilities in connection with a transaction.

6.9	Transactions Likely to Cause Conflict of Interest with Duties to Clients

Covered Persons must disclose any conflict of interest that could influence their judgement or objectivity in conducting AMUS’s business activities. Covered Persons must not trade in a Security at a time which a Covered Person knows or could know, or in a manner likely to have, an adverse effect on the particular interests of any Advisory Client of AMUS.

Please refer to the AMUS Conflicts of Interest Policy.

6.9.1.	AMUS Global Credit and Credit Research

AMUS Global Credit and Credit Research professionals will only be prohibited from buying and selling Fixed Income securities that fall under their areas of coverage.

Personal account transactions in Equity/ETF securities that fall under their areas of coverage will be permitted, pursuant to established pre-clearance policies and procedures.

Note: The “Black Out Period” rule still applies to all covered transactions, as set forth under Section 6.4 of the Code, and under the Personal Account Dealing Policy and US Addendum.

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6.10	Procuring Other Persons to Trade

If you are precluded from trading under the procedures set out in the Code, you must not procure any other person to enter into such a transaction or communicate any information or opinion to another person if you know or have reason to believe that the other person will, as a result, enter into such a transaction or counsel or procure someone else to do so.

6.11	Transactions with Clients

Subject to the other provisions of the AMUS Compliance Manual and to the extent permitted under Federal Securities laws, a Covered Person may not trade in Securities directly with any AMUS or HSBC Group client unless the client is a broker.

6.12	Transactions in Securities Having an HSBC Group Involvement

There may be instances where you will not be permitted to trade in certain Securities as a result of the involvement of an affiliated HSBC Group company in a particular transaction as noted on the share dealing restricted list – staff dealing restrictions. Accordingly, AMUS and the HSBC Group reserve the right to prohibit without explanation trading by Covered Persons in order to prevent possible conflicts of interests and to comply with applicable law.

6.13	Transactions in “Cryptocurrencies”

The Code permits Access Persons to deal in cryptocurrencies for either “investment” or “household spending” purposes, consistent with the policy on cryptocurrencies set forth in the Mandatory Procedures.

Cryptocurrencies held as an investment is a Covered Investment subject to the “30-day rule” and pre-clearance; cryptocurrency used for household spending (e.g. as a form of payment, currency exchange, etc.) is not subject to the 30-day rule and pre-clearance. Access Persons must submit a pre-clearance request in Personal Account Dealing System prior to dealing in cryptocurrencies for investment purposes.

All Access Persons must disclose all accounts/wallets in Personal Account Dealing System as they would any brokerage account; new Access Persons must also disclose to AMUS Compliance when submitting their Initial Holdings and Account Disclosure. If your account does not have a unique account number assigned by the wallet/ broker, use your employee ID as the account number.

The Code prohibits Access Persons from participating in Initial Coin Offerings (“ICO”), purchasing any virtual or cryptocurrency derivatives, and participating in coin mining.

Failure to comply with these policies and procedures will result in a breach.

6.14	Other Laws, Rules, and Statements of Policy

Nothing contained in this Code shall be interpreted as relieving any Covered Person from acting in accordance with the provision of any applicable law, rule or regulation or any other statement of policy or procedure adopted by AMUS, any Advisory Client that is a registered investment company and their affiliates or, where such law, rule, regulation policy or procedure governs the conduct of such Covered Person.

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7	Periodic Reporting of Personal Securities Holdings

Pursuant to Rule 204A-1(b) of the Advisers Act, the Code requires each Access Person to submit reports as described below with respect to reportable securities and reportable funds in which such Access Person has any direct or indirect Beneficial Ownership. For avoidance of doubt, this includes any covered securities held outside of a brokerage, trust, custody, retirement or similar account (e.g. stocks held in certificate).

7.1	Initial Holdings Reports

The Code requires each Access Person to submit to the AMUS Chief Compliance Officer or designee a report of their current securities holdings at the time they become an Access Person.

The initial holdings report is required to be submitted no later than ten (10) calendar days after the person becomes an Access Person.

The initial holdings reports must be current as of a date not more than 45 days prior to the date the person becomes an Access Person.

7.2	Annual Holdings Reports

The Code requires each Access Person to submit to the AMUS Chief Compliance Officer or designee a report of their current securities holdings at least once each 12-month period after becoming an Access Person.

The annual holdings reports must be current as of a date not more than 45 days prior to the date the report is submitted.

To satisfy the requirement, access persons are asked to furnish holdings reports where not already electronically available, and to provide annual certification that they have fully disclosed all holdings.

7.3	Quarterly Transaction Reports

The Code requires each Access Person to submit to the AMUS Chief Compliance Officer or designee a quarterly transaction report.

The quarterly transaction report must be submitted no later than 30 calendar days after the end of each calendar quarter, which must cover at a minimum, all transactions during the applicable quarter.

The Code may excuse access persons from submitting

(i)	Any report with respect to securities held in accounts over which the access person had no direct or indirect influence or control;
(ii)	A transaction report with respect to transactions effected pursuant to an automatic investment plan;
(iii)	transaction reports that would duplicate information contained in trade confirmations or account statements that the adviser holds in its records, provided the adviser has received those confirmations or statements no later than 30 days after the end of the applicable calendar quarter.

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8	Outside Business Activities and Private Investments
8.1	Outside Business Activities

An outside business activity (“OBA”), also referred to as “outside activity”, is any position of influence or control held externally other than with HSBC or its subsidiaries. All activity undertaken by AMUS Access Persons related to outside activities is subject to Non-Financial Risk FIM, Regulatory Compliance, B.4 Conflicts of Interest, (including Personal Account Dealing and Outside Activities), Mandatory Procedures and Geography Specific Requirements (“the policy”). The policy is owned by Group Compliance. The policy establishes the minimum standards that must be applied Group-wide, to ensure that a consistent and standardized approach is applied to manage potential and actual conflicts of interest. AMUS Access Persons should refer to the policy for a description of what constitutes an OBA and any potential restrictions. With the exception of those exclusions expressly noted within the policy, an employee may engage in outside activities only if such activities, in the opinion of the employee’s supervisor and the AMUS CCO or designee, do not present an actual or potential conflict of interest and do not have an adverse impact with respect to the employee’s job responsibilities at HSBC.

To ensure compliance with the requirements, Access Persons must follow a formal disclosure and approval process for participation in an OBA. The disclosure (and approval) of all OBAs is facilitated through the ECA platform: https://gfeu-x02.appiancloud.com/suite/sites/eca.

New Outside Business Activities

Employees who wish to seek, accept, or carry out a new OBA are required to disclose all pertinent details of the activity into the system prior to commencing the outside activity and may not begin the activity until they receive written notification that the request was approved by their supervisor and reviewed by Compliance.

Pre-existing Outside Business Activities

Employees who began participating in an OBA prior to joining HSBC must also disclose all pertinent details of the activity into the system for review by the employee’s supervisor and Compliance. Participation in the activity can be continued only after the matter has been reviewed and approved. If a determination is made that continued participation in the activity presents a real or potential conflict of interest, the employee will be contacted by their supervisor and Compliance to determine the appropriate action or actions necessary to either reduce or eliminate the conflict.

All Covered Persons under the Code are required to comply with this policy. Please refer to this policy for complete details.

8.2	Private Investments

All activity undertaken by AMUS Access Persons related to private investments is subject to Non-Financial Risk FIM, Regulatory Compliance, B.4 Conflicts of Interest, (including Personal Account Dealing and Outside Activities), Mandatory Procedures and Geography Specific Requirements (“the policy”).

A private investment/private securities transaction (“PI”) includes, but is not limited to:

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a.	general or limited partnership interests/offerings,
b.	hedge funds, private equity funds, or fund of funds,
c.	venture capital investments,
d.	real estate syndicates,
e.	direct investments in private companies, or
f.	securities transactions made outside the regular course or scope of your employment with HSBC, including investments in offerings of securities not registered with the SEC or any other regulatory authority.

An employee may engage in a PI only if such investment, in the opinion of the employee’s supervisor and Compliance, does not present an actual or potential conflict of interest and does not have an adverse impact with respect to the employee’s job responsibilities.

To ensure compliance with these requirements, Access Persons must follow a formal disclosure and approval process for making these types of investments. The disclosure (and approval) of all private investments/securities transactions is facilitated through the relevant Personal Account Dealing System.

New Private Investments/Private Securities Transactions

Employees who wish to engage in a new PI are required to disclose all pertinent details of the activity into the Personal Account Dealing System prior to committing to the investment and may not make the investment until the request is approved by their supervisor and reviewed by the AMUS CCO or designee.

Pre-existing Private Investments/Private Securities Transactions

Employees who engaged in a PI prior to joining HSBC must also disclose all pertinent details of the investment into the Personal Account Dealing System for review by the employee’s supervisor and Compliance. Maintaining the investment is contingent upon the matter being approved by the employee’s supervisor and reviewed by Compliance. If a determination is made that a continuation of the investment presents a real or potential conflict of interest, the employee will be contacted by their supervisor and the AMUS CCO or designee to determine the appropriate action or actions necessary to either reduce or eliminate the conflict.

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9	Gifts, Entertainment and Charitable Giving

All activity undertaken by Group Employees related to Gifts, Entertainment, and Charitable Giving (collectively referred to as “G&E”) is subject to the Group’s Global Anti-Bribery & Corruption (“AB&C”) Policy (“this policy”). This policy is owned by Global Anti-Bribery & Corruption (“AB&C”) Compliance, Financial Crime Compliance (“FCC”). The policy establishes the minimum standards that must be applied Group-wide, to ensure that a consistent and standardized approach is applied to manage potential and actual bribery and corruption risk.

Group Employees are prohibited from engaging in active or passive bribery, and any form of corruption.

In general, all G&E activity:

●	Must be conducted in a manner that avoids actual or potential conflicts of interest;
●	Must be conducted without intent to bribe or corrupt;
●	Must be reasonable and transparent;
●	Must not be considered lavish or disproportionate to the professional relationship;
●	Must be appropriately documented with business rationale (‘Recording’); and
●	Must be authorized at an appropriate level of seniority (‘Approval’).

All Covered Persons under the Code are required to comply with this policy, as set out in the Financial Crime Risk FIM - Global Financial Crime Policy and related guidance manuals and appendices. Please refer to this policy for complete details.

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10	Administration of the Code of Ethics
10.1	Personal Account Dealing Regulatory Compliance

The U.S. Personal Account Dealing Regulatory Compliance (“PAD RC”) team is responsible for monitoring the PAD activity of all U.S. employees who are subject to the Group’s Conflicts of Interest Policy (including Personal Account Dealing Policy and relevant addenda), which includes all Covered Persons under this Code. The PAD RC team administers the Personal Account Dealing System, which facilitates the disclosure and supervision of all U.S. employees’ PAD activity, including initial and annual certifications.

10.2	AMUS Regulatory Compliance Reviews

The PAD RC team periodically provides access to reporting of PAD activities of AMUS Covered Persons to AMUS RC for their review.

At least quarterly, the AMUS Chief Compliance Officer or his/her delegate(s) will review the securities transactions of all Access Persons for any apparent conflicts of interest or violations of the Code. Initially, and at least annually thereafter, the AMUS Chief Compliance Officer or his/her delegate(s) will review the securities holdings as well as OBA and PI disclosures of each access person for any conflicts of interest or violations of the Code.

10.3	Code of Ethics Acknowledgement

AMUS RC will provide each access person with a copy of the Code and any amendments on an initial and annual basis, and after any material amendment to the Code.

Access persons are required to provide AMUS RC with a written acknowledgement of their receipt of the Code and any amendments.

Compliance with this requirement may be achieved by completing the Code Acknowledgement Form (Section 13) or by any other means the Chief Compliance Officer deems appropriate. Written acknowledgement must be recorded either electronically or manually, and is required to be returned to AMUS RC:

1.	Initially, no later than ten (10) calendar days after becoming an access person, and
2.	Annually and after a material amendment, within forty-five (45) calendar days of notification.
10.4	Training

At least annually, AMUS RC will provide each Access Person with annual training on the principals and procedures of, and material updates to the Code.

Access Persons are required to complete the training assigned to them. The training must be completed by the due date determined by AMUS RC.

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10.5	Investment Company Act Reporting

Rule 17j-1 under the Investment Company Act of 1940 requires an investment adviser of a registered investment company to adopt a written code of ethics containing provisions reasonably necessary to prevent its access persons from engaging in any conduct prohibited by the Code. Rule 17j-1 requires, among other things, that such investment advisers provide periodic reports and certifications to the board concerning the operation of the code and any material violations that occur.

On a quarterly basis, the AMUS Chief Compliance Officer or designee will furnish to the Board of Directors/Trustees of each Fund, or their delegate, a written report that:

1.	With respect to the Fund, describes any issues arising under the Code since the last report to the Board of Directors/Trustees, including but not limited to, information about material violations of the Code or procedures and sanctions imposed in response to the material violations; and
2.	Certifies that AMUS has adopted procedures reasonably necessary to prevent Access Persons from violating the Code.

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11	Violations of the Code

Any Covered Person who knows of, or has a reasonable belief there is, a violation of applicable laws or of the Code, must report that information to the AMUS Compliance Department immediately. Failure to report a violation of the Code pursuant to this policy may result in disciplinary action, up to and including termination. A Covered Person should not conduct preliminary investigations.

Violations of the Code must be immediately reported to the AMUS Chief Compliance Officer or appropriate designee, provided the Chief Compliance Officer also receives reports of all violations. Violations can be reported verbally or in writing.

11.1	Confidentiality

Such reports will be treated confidentially where possible and to the extent permitted by law, and investigated promptly and appropriately. Where normal reporting channels are unavailable or inappropriate in the judgment of the person reporting the concern, such reports may also be submitted anonymously through HSBC Confidential (refer to the HSBC staff site for further details).

Toll Free number: +1 (833) 243 5456

Alternatively, if you wish to raise a concern via e-mail: HSBC Confidential/HBUS/HSBC or hsbc.confidential@us.hsbc.com

11.2	Types of Reporting

Examples include material violations of applicable securities rules and regulations, fraud, or illegal acts involving any aspect of the firm’s business, material misstatements in client records, or reports of any material activity that is harmful to clients.

11.3	Apparent Violations

In addition to actual violations, Covered Persons are strongly encouraged to report apparent or suspected violations, or speak to a Compliance Officer if unsure whether a violation has occurred so that the Compliance Department can make the determination.

11.4	Retaliation

Anyone who in good faith raises an issue regarding a possible violation of law, regulation, company policy, or unethical behavior will be protected from retaliation. Any retaliation against an individual who reports a violation is prohibited and constitutes a further violation of the Code. If you have violated this Code however, making a report or participating in the investigation of the violation will not necessarily protect you from the consequences of your actions.

11.5	Breach Handling

PAD Policy breaches must be reviewed and addressed in accordance with Global “Breach Handling” procedures outlined in the Global Personal Account Dealing Mandatory Procedures and HR FIM Mandatory First Line Procedures.

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Managers should refer to Global guidance on “Managing Personal Conduct Cases (PCC)”, which provides an overview for Line Managers, HR and Risk Stewards on how performance and reward outcomes for PCC cases are determined. This approach may be layered over local disciplinary and conduct processes. The PCC guidance is available on HR Direct.

11.6	Sanctions

Adherence to the Code is mandatory to ensure compliance with applicable laws, regulations, and HSBC Group requirements. Any violation of the Code may result in disciplinary action that a designated person or group (e.g. Chief Compliance Officer, compliance or executive committee, Human Resources) deems appropriate, including but not limited to, warnings, cancellation of trades, disgorgement, suspension of trading privileges, demotion, or termination of licensing or employment. In addition to sanctions, violations may result in referral to civil or criminal authorities where appropriate.

Initial violations may result in a written notification or warning to the employee with increased discipline for subsequent violations. At its discretion, AMUS reserves the right to take immediate action in the event of material violation(s) of the Code, even if there had been no previous sanctions. In the event of cancelled trades, any losses arising from such trades will become the responsibility of the employee. Employees should not profit from cancelled trades and, as such, may be asked to relinquish any gains.

If it is determined that a material violation of this Code has occurred, the Chief Compliance Officer shall advise the CEO and the CEO may impose sanctions as deemed appropriate.

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12	Contact Information
12.1	AMUS Regulatory Compliance (RC)

Please direct questions regarding the applicability of this Code to the AMUS Compliance Team email:

AMUS Compliance amus.compliance@us.hsbc.com , or to one of the compliance officers listed below:

Brian Delman Director and Chief Compliance Officer Phone: 212-525-1066 Email: brian.delman@us.hsbc.com	James P. Seery SVP Phone: 212-525-2332 Email: james.p.seery@us.hsbc.com
Wayne Kim	Michael Vaccarello
VP	VP
Phone: 212-525-4704	Phone: 212-525-2077
Email: wayne.kim@us.hsbc.com	Email: michael.d.vaccarello@us.hsbc.com
12.2	AMUS Financial Crime Compliance (FCC)
Deborah Chirichello-Rozario SVP Phone: 212-525-8525 Email: deborah.chirichello@us.hsbc.com
12.3	Personal Account Dealing Regulatory Compliance

For assistance with the Personal Account Dealing System and related questions and inquiries, please contact:

For US Employees: My Compliance Office: MCO Queries MCO.Queries@us.hsbc.com For all other countries: MyTrades: myTrades Enquiries mytrades.enquiries@hsbc.com GPAD: Gpad QUERIES gpad.queries@hsbc.com

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13	Code Acknowledgment
13.1	Receipt of AMUS Code of Ethics

I hereby certify that I received, read, understand, and comply with the requirements of the AMUS Code of Ethics Policy (the “Code”).

[Employee Print Name]

[Employee Signature (or Email confirmation)]

[Date]

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